                         Exhibit 10(iii)
                         _______________


                       USLIFE CORPORATION
                     RESTRICTED STOCK PLAN
            (AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


1.   Purpose

     The purpose of the USLIFE Corporation Restricted Stock Plan (the "Plan") is to promote the growth and profitability of USLIFE Corporation (the "Company") and its subsidiaries by providing the incentive of long-term equity rewards consisting of the common stock of the Company (the "Common Stock"), subject to certain restrictions as provided herein, to those executive officers of the Company and its subsidiaries who have had, and who are expected to continue to have, a significant impact on the performance of the Company, to encourage such officers to remain with the Company and to further identify their interests with those of the Company's shareholders.

2.   Definitions

     For purposes of the Plan, the following terms shall have the meanings indicated:

     (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

     (b) "Cause" shall mean the existence of circumstances whereby a termination of a Participant's employment by the Company is permitted under applicable law and without liability under the provisions of the employment agreement, if any, between such Participant and the Company.

     (c) "Change in Control" shall mean (i) a merger or consolidation to which the Company is a party and for which the approval of any shareholders of the Company is required; (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (iii) a sale or transfer of substantially all of the assets of the Company; or (iv) a liquidation or reorganization of the Company.

     (d) "Committee" shall mean the Executive Compensation and Nominating Committee of the Board of Directors.

     (e)  "Covered Employee" shall have the meaning specified in
          Section 162(m)(3) of the Internal Revenue Code of 1986, as amended.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


     (f) "Earnings Per Share from Continuing Operations" shall mean the Company's income from operations per share, before the impact of realized gains and losses, discontinued operations, changes in accounting principles and extraordinary items and before material non-operational items that are beyond the control of the Company's management, provided that the Committee may, in its sole discretion, elect to take such material non-operations items into account (but not for purposes of determining Threshold Earnings Per Share from Continuing Operations) to the extent such items would result in a reduction in the Company's income from operations.

     (g)  "Initial Restricted Period" shall mean the Restricted
          Period beginning on January 1, 1989 and ending on January 1, 1994.

     (h) "Participant" shall mean any executive officer of the Company or one of its subsidiaries who has met the eligibility requirements set forth in Section 5 hereof and to whom a grant has been made and is outstanding under the Plan.

     (i) "Permanent Disability" shall mean a physical or mental condition of a Participant that, in the judgment of the Committee, after consultation with a duly licensed physician, permanently prevents such Participant from being able to serve as an active employee of the Company and its subsidiaries. For purposes of determining the day on which a Participant becomes Permanently Disabled, the Committee may select the day on which such Participant first becomes eligible for long-term disability benefits under the Company's long-term disability plan then in effect.

     (j) "Restricted Period" shall mean a period of 62 consecutive months, commencing with the first day of the calendar year in which the Restricted Shares are granted, during which restrictions on such Restricted
          Shares are in effect.

     (k) "Restricted Shares" means shares of Common Stock granted to a Participant subject to the restrictions specified in Section 6 of the Plan.

     (l) "Retirement" shall mean a Participant's cessation of employment by reason of retirement under the USLIFE
          Corporation Retirement Plan.

     (m)  "Threshold Earnings Per Share from Continuing
          Operations" shall mean, with respect to any calendar year, the average of the Company's Earnings Per Share from Continuing Operations for the three preceding calendar years.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


3.   Administration

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) select Participants; (ii) determine the number of Restricted Shares subject to each grant; (iii) determine the time or times when grants are to be made; (iv) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan; (v) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (vi) construe and interpret the Plan and any related documents including, with limitation, any Restricted Share Agreement (as defined in Section 6(a) hereof); and (vii) make all other determinations deemed advisable or necessary for the administration of the Plan. All determinations by the Committee shall be final and binding.

4.   Shares of Common Stock Subject to the Plan

     No more than 1,575,000 shares of Common Stock in the aggregate (as adjusted for the September 1995 3-for-2 stock split) shall be issued as Restricted Shares under the Plan, subject to adjustment as provided in Section 7 hereof. A Participant may be granted more than one award of Restricted Shares under the Plan. No Participant shall be granted more than 112,500 Restricted Shares in the aggregate (as adjusted for the September 1995 3-for-2 stock split) under the Plan during any one-year period, subject to adjustment as provided in Section 7 hereof. Shares of Common Stock issued as Restricted Shares under the Plan that are later forfeited pursuant to Section 6 hereof may again be subject to grants under the Plan. All shares of Common Stock issued as Restricted Shares hereunder shall either be shares held by the Company in its treasury or shares previously forfeited under the terms of the Plan.

5.   Eligibility and Participation

     Participation in the Plan shall be limited to those executive officers of the Company and its subsidiaries at the level of Senior Vice President and above (including Directors who are officers) and such other key officers as shall be designated by the Committee as being in positions in which they can made a significant impact on the profitability of the Company. The Committee may at any time designate additional executive officers as Participants or revoke any prior designation, but such revocation shall not affect a Participant's rights with respect to Restricted Shares granted prior to the revocation.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


6.   Provisions Applicable to Restricted Shares

     (a)  Grants of Restricted Shares

          The Committee may grant Restricted Shares to
          Participants at any time.  Subject to the provisions of
          Section 6(b) and (d) hereof, a grant of Restricted Shares shall be effective for the entire applicable Restricted Period and may not be revoked. Each grant to a Participant shall be evidenced by a written agreement, signed by the Participant (a "Restricted Share Agreement"), which shall state the number of Restricted Shares granted, the Restricted Period, the restrictions that apply to such Restricted Shares, and any other terms, conditions, and rights with respect to such grant.

     (b)  Restrictions

          At the time Restricted Shares are granted to a Participant, share certificates representing the appropriate number of Restricted Shares shall be registered in the name of such Participant but held by the Company for the account of such Participant. Such certificates shall bear a legend restricting their transferability as provided herein. During the Restricted Period, the Participant shall have the right to vote such Restricted Shares. Dividends paid for any calendar year during the Restricted Period shall be held by the Company for the account of such Participant and shall, subject to clause (iii) of this Section 6(b), be distributed to the Participant as soon as practicable following the March 1 following such calendar year, with the exception of dividends payable on grants made under the Company's Long-Term Incentive Award Guidelines to participants who are not Covered Employees, which shall be paid as set forth in Section 6(c). The Restricted Shares shall, however, be subject to the following restrictions during the Restricted
          Period:

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


          (i) subject to Sections 6(c) and (d) hereof, none of the Restricted Shares may be sold, exchanged, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Participant during the applicable Restricted Period; provided, however, that as of March 1 (the "Vesting Date") of each of the second, third, fourth and fifth of the five calendar years comprising such Restricted Period, and as of March 1 following such fifth calendar year, (the "Vesting Schedule"), such restrictions (including any restrictions under the applicable Restricted Share Agreement) shall, subject to clause (iii) of this Section 6(b), terminate with respect to 20% (the "Vesting Rate") of the number of Restricted Shares granted to such Participant for such Restricted Period, and as soon as practicable following the relevant Vesting Date, certificates for the appropriate number of shares of Common Stock shall be delivered to such Participant, free of the restrictions of the Plan and the Restricted Share Agreement, in accordance with Section 6(e) hereof;

          (ii) subject to Section 6(d) hereof, if such Participant ceases to be an employee of the Company or any of its subsidiaries prior to the expiration of the applicable Restricted Period, any Restricted Shares granted to such Participant which are still subject to restriction shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company; and

          (iii) notwithstanding the provisions of clause (i) of this Section 6(b), but subject to the last sentence of Section 6(c) hereof, in the event that, for any calendar year during the Restricted Period, the Company's Earnings Per Share from Continuing Operations do not exceed the Company' Threshold Earnings Per Share from Continuing Operations, any Restricted Shares for which the applicable restrictions would have terminated as of the March 1 following such calendar year shall be forfeited and all rights of the Participant to such Restricted Shares (and to any dividends paid and held by the Company for such calendar year with respect to such Restricted Shares or any other Restricted Shares granted to the Participant) shall terminate without further obligation on the part of the Company.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


     (c)  Alternative Vesting Schedules and Rates

          Notwithstanding the proviso to Section 6(b)(i) hereof, with respect to Restricted Shares granted to a Participant for any Restricted Period other than the Initial Restricted Period, the Committee may, in its sole discretion, prescribe that all restrictions on such Restricted Shares under the Plan and the applicable Restricted Share Agreement shall terminate in accordance with a schedule other than the Vesting Schedule and at a rate other than the Vesting Rate; provided, however, that any such grant shall, subject to the following sentence, be subject to the performance thresholds specified in Section 6(b)(iii). Grants made under the Company' Long-Term Incentive Award Guidelines, as amended from time to time, to Participants who are not Covered Employees are not subject to the forfeiture provisions contained in
          Section 6(b)(iii), and dividends payable on such shares shall not be held by the Company for the account of such Participant in accordance with Section 6(b) hereof but shall be paid on the regular dividend payment date.

     (d) Termination of Employment or Occurrence of a Change in Control

          With respect to any Participant, if (i) such Participant ceases to be an employee of the Company or any of its subsidiaries prior to the expiration of the applicable Restricted Period by reason of death, Permanent Disability, Retirement or termination by the Company without Cause or (ii) a Change in Control occurs, all restrictions set forth in the Plan and the applicable Restricted Share Agreement (and the provisions of Section 6(b)(iii) hereof) shall terminate as to any Restricted Shares granted to such Participant which are still subject to restriction, and certificates for the appropriate number of shares of Common Stock free of the restrictions of the Plan and such Restricted Share Agreement shall be delivered to the Participant or his or her beneficiary or estate, as the case may be, in accordance with Section 6(e) hereof. If a Participant ceases to be an employee prior to the end of the applicable Restricted Period for any other reason, such Participant shall immediately forfeit, in accordance with the provisions of Section 6(b) hereof, all Restricted Shares granted to such Participant which are still subject to restriction.

     (e)  Delivery of Restricted Shares

          At the end of the applicable Restricted Period or at such earlier time as provided for in accordance with
          Section 6(b), (c) or (d) hereof, subject to Section 6(b)(iii) hereof, where applicable, all restrictions contained in the Plan and the applicable Restricted Share Agreement shall terminate as to the Restricted Shares granted to a Participant with respect to such Restricted Period, and certificates for the appropriate number of shares of Common Stock free of the restrictions of the Plan and the Restricted Share Agreement, registered in the name of the Participant, shall be delivered to the Participant or his or her beneficiary or estate, as the case may be.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


7.   Changes in Capitalization

     If any change shall occur in or affect the Common Stock on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of the Common Stock (other than regular dividends), the Committee shall make such adjustments, if any, that it may deem, in its sole discretion, necessary or equitable in (a) the maximum number of shares of Common Stock available for issuance under the Plan, (b) the number of shares of Common Stock subject to or reserved for issuance under outstanding Restricted Shares grants, and (c) the maximum number of Restricted Shares which may be granted in the aggregate under the Plan to a
     Participant during any one-year period.   In the case of any
     stock split or stock dividend, such adjustments shall be self-operative and shall not require any specific action by the Committee or the Board of Directors to effectuate the same.

8.   Designation of Beneficiary

     A Participant may designate a person or persons to receive, in the event of his or her death, any rights to which he or she would be entitled under the Plan. Such a designation shall be made in writing and filed with the Secretary of the Company. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Secretary of the Company. If a Participant fails to designate a beneficiary, then his or her estate shall be deemed to be his or her beneficiary.

9.   Rights as an Employee

     Neither the Plan nor any action taken hereunder shall be construed as giving any officer or employee of the Company or any of its subsidiaries the right to become a Participant, and a grant under the Plan shall not be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its subsidiaries.

10.  Nontransferability

     A Participant's rights under the Plan, including the right to any amounts or Common Stock payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to his or her designated beneficiary or, in the absence of such a designation, by will or the laws of the descent and distribution.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


11.  Withholding

     The Company and its subsidiaries shall have the right, before any payment is made or a certificate for any Common Stock is delivered, to deduct or withhold from any payment to a Participant under the Plan to satisfy any Federal, state, or local taxes, including transfer taxes, required by law to be withheld or to require the Participant or his or her beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be
     withheld.   The Committee may, in its discretion and subject
     to such rules and procedures as it may adopt, permit a Participant to satisfy in whole or in part his or her withholding tax obligations for Federal, state and local income taxes, including without limitation FICA, arising in connection with the vesting of Restricted Shares under the Plan by withholding shares of Common Stock with a fair market value equal to such withholding obligations from the shares that would otherwise vest and be delivered to the Participant.

12.  No Trust or Fund Created

     Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its subsidiaries and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.  Expenses

     The expenses of administering the Plan shall be borne by the Company.

14.  Amendment and Termination

     The Committee may modify, amend, or terminate the Plan at any time; provided, however, that no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him or her without the consent of such Participant.

USLIFE CORPORATION
RESTRICTED STOCK PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


15.  Governmental and Other Regulations

     The Plan and any grant hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

16.  Governing Law

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of New
     York.

17.  Effective Date

     The Plan shall be effective as of January 1, 1989; provided, however, that it shall be a condition to the effectiveness of the Plan, and any grants hereunder, that the shareholders of the Company shall approve the adoption of the Plan at the 1989 annual shareholders' meeting. If such shareholders fail to approve the Plan, then the Plan and any grants hereunder shall be null and void ab initio. It shall be a condition to the effectiveness of any grants hereunder made on or after January 1, 1994 that the shareholders of the Company shall approve at the 1994 annual shareholders' meeting the amendments to the Plan submitted to the shareholders for their approval.